UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 20, 2023

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

During October 2023, Ares Strategic Income Fund (the “Fund”) sold Class I common shares of beneficial interest. The number of shares to be issued was finalized on October 20, 2023. The purchase price per Class I common share equaled the Fund's net asset value (“NAV”) per Class I common share as of September 30, 2023. The offer and sale of the Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. The following table details the Class I common shares sold:

Date of Unregistered Sales (dollar amount in millions)	Amount of Class I Common Shares	Total Consideration
During October 2023 (number of shares finalized on October 20, 2023)	890,284	$24.1

Item 8.01  Other Events.

October 2023 Distributions

On August 10, 2023, the Fund’s board of trustees declared regular distributions for each class of its common shares of beneficial interest, including Class I shares, Class S shares and Class D shares (the “Common Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class I	$0.19925	$0.00000	$0.19925
Class S	$0.19925	$0.01954	$0.17971
Class D	$0.19925	$0.00575	$0.19350

The distributions for each class of Common Shares are payable to shareholders of record as of the open of business on October 31, 2023 and will be paid on or about November 27, 2023.

The distributions will be paid in cash or reinvested in the Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

As of September 30, 2023, the Fund had investments in 211 portfolio companies with total fair value of approximately $1,928 million. As of September 30, 2023, based on fair value, the Fund’s portfolio investments consisted of 95% in first lien senior secured loans, 1% in second lien senior secured loans, 1% in collateralized loan obligations, 1% in senior subordinated loans and 2% in preferred equity. Substantially all of the debt investments in the Fund’s portfolio were floating rate as of September 30, 2023. As of September 30, 2023, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of
September 30, 2023
Industry
Software and Services	19.8%
Capital Goods	11.9%
Consumer Services	11.7%
Health Care Services	11.5%
Insurance Services	6.9%
Commercial and Professional Services	6.1%
Financial Services	5.5%
Media and Entertainment	4.5%
Pharmaceuticals, Biotechnology and Life Sciences	3.8%
Materials	2.4%

Net Asset Value

The NAV per share of each class of the Fund as of September 30, 2023, as determined in accordance with the valuation policies and procedures of Ares Capital Management, LLC, the Fund’s investment adviser, was as follows:

NAV as of September 30, 2023
Class I	$27.07
Class S	$27.07
Class D	$27.07

As of September 30, 2023, the Fund’s aggregate NAV was approximately $1,260 million, the fair value of its portfolio investments was approximately $1,928 million, and it had approximately $344 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of September 30, 2023 was 0.27x.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $7.5 billion of its Common Shares, pursuant to an offering (the “Offering”). Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”). The following table lists the Common Shares issued and total consideration for both the Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Offering on a monthly basis.

(dollar amounts in millions)	Common Shares Issued	Total Consideration
Offering:
Class I	10,355,280	$280.2
Class S	6,751,228	$182.6
Class D	1,209,615	$32.7
Private Placements
Class I	34,435,039	$902.0
Class S	—	$—
Class D	—	$—
Total*	52,751,163	$1,397.6

*Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: October 23, 2023

	By:	/s/ JOSHUA M. BLOOMSTEIN
	Name:	Joshua M. Bloomstein
	Title:	General Counsel and Secretary